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                        GERSTLE, ROSEN & ASSOCIATES, P.A.
                          CERTIFIED PUBLIC ACCOUNTANTS

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MARK R. GERSTLE, C.P.A.                                ROBERT N. ROSEN, C.P.A.




                                January 28, 2000




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

      Re: Telecom Wireless Corporation

Ladies and Gentlemen:

      Gerstle, Rosen & Associates, P.A. has read and reviewed the language appearing under the caption "Experts" in the preliminary prospectus of Telecom Wireless Corporation (the "Company"), included as a part of Amendment No. 1 to Registration Statement on Form SB-2, with regard to Item 304 of Regulation S-B and a change in the independent accountants for the Company during the two most recent fiscal years. We have no changes to or disagreements with such language and are in agreement therewith.

                                   Sincerely,

                                   /s/ Gerstle, Rosen & Associates, P.A.

                                   Gerstle Rosen & Associates, P.A.





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